EXHIBIT 10.2
INTERNATIONAL FLAVORS & FRAGRANCES INC.
EQUITY CHOICE PROGRAM AWARD AGREEMENT (the “ECP AWARD AGREEMENT”)
PLAN YEAR [201X]

Participant: [NAME]                        Job Level: [#]
Organization Unit/Location: [ORG. UNIT/LOCATION]    Position: [POSITION]
This ECP Award Agreement, dated as of [X, 2014] (the “Grant Date”), is made by and between International Flavors & Fragrances Inc., a New York Corporation, including its affiliates (the “Company”) and [NAME OF PARTICIPANT] (the “Participant”) under the International Flavors & Fragrances Inc. 2010 Stock Award and Incentive Plan, as it may be amended from time to time (the “Plan”). Pursuant to Section 6 of the Plan, Participant has been granted an Equity Choice Program Award, as described below (the “ECP Award”) subject to the Participant’s acceptance of the attached ECP Terms and Conditions and the Plan, both of which are made a part hereof and are incorporated herein by reference.

Total Award Amount	Vesting	Fair Market Value* of IFF Common Stock on Grant Date
[$]	[DATE]	[$]

ECP Award Information

Award Value ($US)	Award Type	Percentage of Award	Equity Award Amount
[$]	PRS*	[ _%]	[# of Matched Shares/RSUs] PRS is assigned an adjustment factor of 120%
[$]	SSAR*	[ _%]	[ __ SSARs] Number of SSARs granted is based on 4.5 times the elected SSAR award value divided by the Fair Market Value* of IFF Common Stock on the Grant Date.
[$]	RSU*	[ _%]	[ __ RSUs]
*Each, as defined in, and subject to, the attached ECP Terms and Conditions and the terms of the Plan. Each Award type elected represents a separate grant under the Plan.
BY ELECTRONICALLY ACCEPTING THIS ECP AWARD, PARTICIPANT AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THIS ECP AWARD AGREEMENT AND THE ECP TERMS AND CONDITIONS. THE PARTICIPANT HAS REVIEWED THE PLAN, THE ECP AWARD AGREEMENT AND THE ECP TERMS AND CONDITIONS IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE ECP AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THIS ECP AWARD AGREEMENT AND THE ECP TERMS AND CONDITIONS. THE PARTICIPANT HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN AND THE TAX SUPPLEMENT TO THE U.S. PROSPECTUS FOR PARTICIPANT'S COUNTRY OF EMPLOYMENT. PARTICIPANT HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE ARISING UNDER THE PLAN, THE ECP AWARD AGREEMENT OR THE ECP TERMS AND CONDITIONS.

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[ ] I ACCEPT

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INTERNATIONAL FLAVORS & FRAGRANCES INC.
EQUITY CHOICE PROGRAM AWARD AGEEMENT
TERMS AND CONDITIONS (the “ECP TERMS AND CONDITIONS”)

These ECP Terms and Conditions are a part of each International Flavors & Fragrances Inc. (the “Company”) ECP Award Agreement made under the Plan, which is hereby incorporated by reference.

Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan. In the event of any conflict between the provisions of these ECP Terms and Conditions and the Plan, the provisions of the Plan shall govern.

1.	Amount of ECP Award. As of the Grant Date, the Participant shall be eligible to receive an ECP Award in the forms and amounts set forth on the first page of the ECP Award Agreement.

2.
Eligibility for Award. A Participant’s eligibility for an ECP Award shall be at the discretion of the Committee. Eligibility for an ECP Award in one period does not guarantee eligibility for an ECP Award in a later period.

3.	Vesting of Award. The ECP Award vests on the date set forth on the first page of the ESP Award Agreement if not previously forfeited, and is 0% vested before expiration of this period.

4.
ECP Award Allocations. Participants may elect to allocate their total ECP Award between three types of ECP Award grants in 5% increments: (i) Purchase Restricted Stock (“PRS”), (ii) Stock-Settled Appreciation Rights (“SSARs”), and (iii) Restricted Stock Units (“RSUs”). If a Participant does not elect an ECP Award type within the time period specified by the Committee, 100% of the ECP Award will be allocated to SSARs by default or such other default selection specified by the Committee.

5.
Purchase Restricted Stock (“PRS”). PRS are restricted Shares (or RSUs for non-U.S. Participants) granted under Section 6 of the Plan. As used herein, the term “PRS” shall mean Shares or RSUs representing PRS, as applicable. There is a 20% adjustment upward of the ECP Award value for any allocation of the ESP Award elected in PRS (By way of example, if a Participant elects to receive $100 of his or her ECP in PRS, the Participant will be required to fund, and will receive matching PRS from the Company, valued at $120). If a Participant chooses PRS, then he or she must deliver funds (or Shares with an equivalent value) equal to the dollar amount of the ECP Award that he or she is electing to receive in PRS (including the 20% adjustment described above). Upon receipt of the funds or Shares by the Company, the Participant shall receive (a) PRS in the form of Shares calculated based on the Fair Market Value of a Share on the Grant Date (“Purchased PRS”) and (b) a match of PRS in the form of Shares or RSUs, as determined by the Company based on the location of the Participant (the “Matched PRS”). Cash shall be paid to Participant in lieu of any fractional shares.

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(1)
Evidence of PRS Awards. Purchased PRS and Matched PRS shall be issued and registered in the name of the Participant and evidence of ownership of the Purchased PRS and Matched PRS shall be retained by the Company in a restricted account maintained by the Company’s designated agent.

(2)
Voting Rights. The Participant shall be entitled to vote PRS (including Matched PRS that are in the form of Shares, but not Matched PRS that are in the form of RSUs) on any matter submitted to a vote of holders of Shares, and shall have all other rights of a shareholder of the Company except as expressly limited by the ECP Award Agreement or the Plan.

(3)
Dividends and Distributions. Purchased PRS and Matched PRS in the form of Shares earn dividends (or dividend equivalents in the case of RSUs) and are entitled to distributions during the vesting period if and to the extent that the Participant is the record owner of such PRS on any record date for such a dividend or distribution and Participant has not forfeited the Matched PRS on or before the payment date for such dividend or distribution.

(a)
In the event of a cash dividend or cash distribution on Shares, such dividend or distribution shall be paid in cash to Participant at the time of payment to shareholders generally and shall be non-forfeitable.

(b)
In the event of any non-cash dividend or distribution in the form of property other than Shares, such property shall be distributed in respect of Purchased PRS, but the Company (or its designated agent) shall retain in its custody the property so distributed in respect of Matched PRS, which property will become vested if and to the same extent the underlying Matched PRS becomes vested and, to the greatest extent practicable, shall be subject to all other terms and conditions applied to the underlying Matched PRS, including in the event of any dividends or distributions paid in respect of such property; provided, however, that any dividend or distribution of rights that expire before the vesting date will be unrestricted and exercisable by Participant in accordance with their terms.

(c)
In the event of a dividend or distribution in the form of Shares or a stock split of Shares, the Shares so issued or delivered will be deemed to be additional Purchased PRS or Matched PRS, as the case may be, and in the case of Matched PRS will become vested if and to the same extent as the underlying Matched PRS. If the PRS are in the form of Shares, the dividends and distributions will be made in Shares; if the PRS are in the form of RSUs the dividends and distributions will be made in the form of RSUs.

(4)	Restrictions on PRS The PRS shall be subject to the following restrictions during the vesting period:

(a)
Purchased PRS. The Participant shall have the right to withdraw, transfer, sell, assign, pledge or encumber (subject to Section 11(b) of the Plan) any or all of the Purchased PRS at any time, by written notice addressed to the Company; provided that such withdrawal,

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transfer, sale, assignment, pledge or encumbrance of Purchased PRS will result in forfeiture of a corresponding number of Matched PRS.

(b)
Matched PRS. Matched PRS are subject to the risk of forfeiture and other restrictions specified in the ECP Award Agreement and these ECP Terms and Conditions. Participant shall have no right to withdraw or otherwise receive delivery of Matched PRS until such time as the Matched PRS have become vested. Until such time as the Matched PRS become vested, Participant may not transfer Matched PRS or any rights thereunder to any third party other than by will or the applicable laws of descent and distribution, except for transfers to a Beneficiary upon the death of Participant or otherwise if and to the extent permitted by the Company and subject to the conditions under Section 11(b) of the Plan. Participant agrees to execute and deliver to the Company one or more stock powers, in such form as may be specified by the Company, authorizing the transfer of the Matched Shares to the Company, upon the request of the Company.

6.
Stock-Settled Appreciation Rights (“SSARs”). SSARs are an award granted under Section 6 of the Plan, under which Participants receive a contractual right to receive the value in Shares of the appreciation in the Company’s Share price from the SSAR Grant Date to the date the SSAR is exercised by the Participant.

(a)
Number of SSARS Granted. The total number of SSARs granted by the Company to a Participant is set forth on the first page of the ECP Award Agreement and is based on 4.5 times the Participant’s SSARs award value divided by the Fair Market Value of a Share on the Grant Date. By way of example:

“If the Participant’s ECP Award value is $100 and the Participant elects to allocate the total ECP Award to SSARs, then the number of SSARs granted to the Participant would be equal to $100 multiplied by 4.5 divided by the Fair Market Value of a Share on the Grant Date. If the Fair Market Value of Share on the Grant Date was $10 per Share, then the Participant would receive 45 SSARs.”

(b)
Evidence of SSAR Awards. Prior to vesting, the Company (or its designated agent) shall maintain a bookkeeping account reflecting the number of SSARs granted as part of an ECP Award, and credited to a Participant’s account.

(c)
Exercise and Payment of Awards . A Participant may exercise vested SSARs by delivering written notice to the Company stating the number of Shares as to which SSARS are being exercised and the name in which Participant wishes the Shares to be issued. SSARs may only be exercised on a date that the Fair Market Value of a Share exceeds the Base Price (as defined below) and only if the SSARs are otherwise exercisable at such date. Upon exercise of SSARs, a Participant shall be entitled to receive payment in Shares, calculated as follows:

Shares Paid = (FMV minus Base Price) multiplied by (number of SSARs exercised) divided by FMV

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“FMV” is the Fair Market Value of a Share at the exercise date
“Base Price” is the Share price on the Grant Date as set forth in the Award Agreement.

If any fractional Share would be deliverable upon exercise, after taking into account withholding for mandatory taxes, the Company will pay cash in lieu of delivery of such fractional Share or will use such cash to apply towards withholding for taxes.

(d)
Exercise Period. SSARs are exercisable for a seven (7) year period, as measured from the Grant Date or such earlier date as such SSAR may terminate as described herein. If, on the date the SSARs expire or terminate, the Fair Market Value of a Share exceeds the Base Price and the SSARs are otherwise exercisable, the SSARs shall be automatically exercised.

(e)	Dividend and Voting Rights. SSARS do not earn dividends and are not entitled to any voting rights.

B.	Restricted Stock Units (“RSUs”). RSUs are an Award granted under Section 6 of the Plan, under which Participants receive a contractual right to receive unrestricted Shares upon vesting.

(a)
Number of RSUs granted. The total number of RSUs granted by the Company to a Participant is set forth on the first page of the ECP Award Agreement and is based on the Fair Market Value of a Share on the Grant Date.

(b)
Evidence of RSU Award. Prior to vesting, the Company or its designated agent shall maintain a bookkeeping account reflecting the number of RSUs granted as part of an ECP Award, and credited to a Participant’s account.

(c)
Settlement of RSUs. Upon vesting, the RSUs will be settled by delivery of one share of Company Common Stock for each RSU being settled. Such settlement shall occur promptly on or following the vesting of each RSU.

(d)	Dividends/Dividend Equivalents and Voting Rights. RSUs do not provide voting or dividend rights until fully vested and no dividends will be paid or credited on any RSUs.

7.	Termination of Employment. The following provisions will govern the treatment of a Participant’s ECP Award in the event of a termination of employment.

A.	Termination for Cause or Resignation. If a Participant terminates employment for Cause (as defined in the Plan) or voluntarily terminates (other than a Normal Retirement or Early Retirement), then:

(1)	All outstanding unvested PRS Matched Shares will be immediately forfeited;

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(2)
All outstanding unvested SSARs will be immediately forfeited and all vested SSARs (i) will cease to be exercisable and will terminate three (3) months after termination of employment with the Company (or an affiliate of the Company) due to a voluntary termination by the Participant (but in no event after the expiration date of the award grant) and (ii) all outstanding vested SSARs will cease to be exercisable and will immediately terminate in the case of a termination for Cause by the Company; and,

(3)	All outstanding unvested RSUs will be immediately forfeited.

B.	Termination due to Disability or Normal Retirement. If a Participant terminates employment due to Disability or Normal Retirement, then:

(1)
All outstanding unvested Matched Shares will remain outstanding and will become vested at the Award vesting date as though the Participant had not had a termination of employment under this subsection 4.B.;

(2)
All outstanding unvested SSARs will remain outstanding and will become exercisable at the Award vesting date as though the Participant had not had a termination of employment under this subsection 4.B.; and,

(3)
All outstanding unvested RSUs will remain outstanding and will become vested at the Applicable Vesting Date as though the Participant had not had a termination of employment under this subsection 4.B. Upon vesting, such RSUs will be settled promptly, provided that if vesting occurs at an Applicable Vesting Date earlier than the Award vesting date, settlement will occur within fourteen (14) days after the Award vesting date. “Applicable Vesting Date” means March 1 of the calendar year following the calendar year in which the Participant terminates due to Disability or Normal Retirement or, if earlier, the Award vesting date.

C.	Termination Not for Cause or Early Retirement. If a Participant involuntarily terminates employment not for Cause, or voluntarily terminates due to Early Retirement (as defined in the Plan), then:

(1)
A pro rata portion of all outstanding unvested Matched Shares will remain outstanding and will become vested at the Award vesting date as though the Participant had not had a termination of employment under this Section 4.C.;

(2)
A pro rata portion of all outstanding unvested SSARs will remain outstanding and will become exercisable at the Award vesting date as though the Participant had not had a termination of employment under this subsection 4.C. SSARs that were vested at the time of the Participant’s termination of employment and those that become vested thereafter will remain outstanding and exercisable until the expiration date of the Award grant, at which date the SSARs will cease to be exercisable and will terminate; and

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(3)
A pro rata portion of all outstanding unvested RSUs will remain outstanding and will become vested at the Applicable Vesting Date as though the Participant had not had such a termination of employment under this Section 4.C. Such outstanding RSUs will be promptly settled, provided that if vesting occurs at an Applicable Vesting Date earlier than the Award vesting date, settlement will occur within fourteen (14) days after the Award vesting date.

(4)
For purposes of subsections C. (1) through C. (3) above, the pro rata portion will be determined by multiplying the number of unvested Matched Shares, SSARs or RSUs, as the case may be, by a fraction with the numerator of which is (x) the number of days from the Grant Date to the date of the Participant’s termination of employment and (y) the denominator of which is 1,066. A Participant’s PRS, SSARs or RSUs, as the case may be, that had not vested before such termination of employment under this subsection 4.C. and which are not included in the pro rata portion subject to continued vesting will be immediately forfeited.

D.	Termination due to Death. If a Participant terminates employment due to death, then:

(1)	All outstanding unvested Matched Shares will become immediately vested;

(2)
All outstanding unvested SSARs will become immediately vested and exercisable, and all vested SSARs will remain outstanding and exercisable until the expiration date of the grant, at which date the SSARs will cease to be exercisable and will terminate; and

(3)	All outstanding unvested RSUs will become immediately vested and settled.

8.	Change in Control. In the event the Company undergoes a “Change in Control” as defined in Section 9 of the Plan, ECP Awards shall be treated as provided in Section 9 of the Plan.

9.
Clawback and Recoupment Provisions. Notwithstanding anything herein to the contrary, any ECP Award paid or payable in connection with the ECP shall be subject to the clawback, recoupment and forfeiture provisions of Section 10 of the Plan and Section 7 of the ESP. By acknowledging the ECP Award Agreement, the Participant acknowledges that any and all ECP Awards previously granted to the Participant under Section 6 or Section 7 of the Plan prior to the Grant Date, and any other cash or Shares provided to the Participant prior to or following the Grant Date under the ECP or otherwise under the Plan, are subject to the provisions of Section 10 of the Plan and Section 7 of the ESP.

10.	Limits on Transfers of Awards. Except as provided by the Committee, no ECP Award and no right under any ECP Award, shall be assignable, alienable, saleable,

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or transferable by a Participant other than by will or by the laws of descent and distribution in accordance with Section 11(b) of the Plan.

11.	Administration.

A.
Administration. The Board has delegated administrative authority to the Committee and the ECP shall be administered by the Committee or a subset of the Committee that satisfies the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the “Code”) with respect to any incentive compensation subject to Code Section 162(m).

B.
Powers and Duties. The Committee shall have sole discretion and authority to make any and all determinations necessary or advisable for administration of the ECP and may adopt, amend or revoke any rule or regulation established for the proper administration of the ECP. The Committee shall have the ability to modify the ECP provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law or regulations in jurisdictions in which Participants will receive ECP Awards. The Committee will oversee ECP Award calculations. All interpretations, decisions, or determinations made by the Committee pursuant to the ECP shall be final and conclusive.

12.
Amendment; Termination of the ECP. The Committee has the right to revise, modify, or terminate the ECP in whole or in part at any time or for any reason, and the right to modify any ECP Award amount in accordance with Section 11(e) of the Plan.

13.
Tax Liability and Withholding. The Participant shall be responsible for any tax liability that may arise as a result of the payments contemplated by an ECP Award or these ECP Terms and Conditions in accordance with Section 11(d) of the Plan. The Participant acknowledges the Company is authorized to withhold taxes due, or potentially payable in connection with any ECP Award Payment in accordance with Section 11(d) of the Plan. Further, the Participant agrees to any deduction or setoff by the Company as provided under Section 11(f) of the Plan.

14.	Compliance with Code Section 409A. Section 11(j) of the Plan is hereby incorporated by reference.

15.
Severability; Survival of Terms. Should any provision of an ECP Award or these ECP Terms and Conditions be held by a court of competent jurisdiction to be unenforceable, such holding shall not affect the validity of the remainder of the ECP Award or these ECP Terms and Conditions. These ECP Terms and Conditions shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

16.	Dispute Resolution. These ECP Terms and Conditions, the ECP Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject

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matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

17.	Non U.S. Residents. Rights and restrictions for Participants residing in foreign countries may differ and shall be based on applicable foreign law and will be governed by Section 11(k) of the Plan.

18.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to this ECP Award or ECP Award Agreement by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19.
Governing Law. This ECP Award Agreement and the ECP Terms and Conditions shall be governed by and construed according to the laws of the State of New York and of the United States without regard to principles of conflict of law.

20.
Consent for Data Transfer. By accepting this ECP Agreement, the Participant voluntarily acknowledges and consents to the collection, use processing and transfer of personal data as described herein, including for the purpose of managing and administering the Plan, certain personal information, including name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, and details of all options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in Participant’s favor (“Data”). The Company and/or its affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Plan and may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares or other equity of the Company on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any Shares or equity acquired pursuant to the Plan. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Participant’s ability to participate in the Plan.

21.
Addendum. Notwithstanding any provision in these ECP Terms and Conditions to the contrary, the PSRs, SSARs and RSUs shall be subject to any special terms and conditions for Participant’s country of residence (and country of employment, if different) set forth in an addendum to these ECP Terms and Conditions (an “Addendum”). Further, if Participant transfers Participant’s residence and/or

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employment to another country, at the time of transfer, the special terms and conditions for such country will apply to Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the PSRs, SSARs and RSUs and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant’s transfer). Any applicable Addendum shall constitute part of these ECP Terms and Conditions.

22.
Private Placement. The grant of PSRs, SSARs and RSUs is not intended to be a public offering of securities in Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the PSRs, SSARs and RSUs is not subject to the supervision of the local securities authorities.

23.
Notices. Any notice required or permitted to be given under these ECP Terms and Conditions or the ECP Award Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

International Flavors & Fragrances Inc.
521 W. 57th Street
New York, New York 10019
Attn:

If to the Participant:

To the last address delivered to the Company by the Participant in the manner set forth herein.

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